SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 1995


SEARS, ROEBUCK AND CO.

(Exact name of registrant as specified in charter)


   New York                      1-416                   36-1750680
(State or Other               (Commission             (IRS Employer
Jurisdiction of               File Number)            Identification No.)
Incorporation)



Sears Tower, Chicago, Illinois                               60684
(Address of principal executive offices)                    (Zip Code)







Registrant's telephone number, including area code (312) 875-2500

Item 5.     Other Events.

      On April 20, 1995, the Registrant issued the press release attached hereto as Exhibit 99.


      On March 31, 1995, a former employee filed a lawsuit (Mathews v. Sears Pension Plan and Sears, Roebuck and Co., United States District Court for the Northern District of Illinois, Eastern Division) seeking recovery of purported deficiencies in lump sum pension payouts, on behalf of himself and a class consisting of each participant in Sears Pension Plan (the "Plan") who received a lump sum pension payout since January 1, 1986 based on a Pension Benefit Guaranty Corporation ("PBGC") interest rate in effect at the beginning of the distribution year that was higher than the interest rate in effect at the time the payout was actually made, which plaintiff alleges violated the terms of the Plan. The lawsuit also seeks injunctive relief requiring that future lump sum payouts be made in accordance with plaintiff's interpretation of the Plan, on behalf of all Plan participants who may become entitled or required to receive a lump sum payout at a time when the PBGC interest rate is lower than the rate in effect at the beginning of the year in which such payout is made. The Company and the Plan deny the material allegations of the complaint, assert that the Plan Administrator has consistently complied with applicable law in determining the appropriate PBGC interest rates for lump sum payouts and plan to vigorously contest the claims. Due to the early stage of development of these proceedings, the Company's ultimate exposure to loss, if any, cannot presently be predicted.


Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.

99.         Press release of the Registrant issued April 20, 1995.

















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
                                    SIGNATURES





            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          SEARS, ROEBUCK AND CO.





Date:  April 20, 1995               By:   /S/ DAVID SHUTE
                                          DAVID SHUTE
                                          Senior Vice President, General
                                          Counsel and Secretary



























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EXHIBITS




      99.         Press release of the Registrant issued April 20,
                  1995.